Exhibit 10.36

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this “Amendment”) is made as of the 8th day of November, 2018, between MUTUAL OF AMERICA LIFE INSURANCE COMPANY, a New York corporation, having an office at 320 Park Avenue, New York, New York 10022 (hereinafter referred to as “Landlord”), and PZENA INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company, having its principal office at 320 Park Avenue, 8th Floor, New York, New York 10022 (hereinafter referred to as “Tenant”).

WHEREAS, Landlord and Tenant entered into a lease, dated as of June 13, 2014 (the “Original Lease”; and together with this Amendment, the “Lease”), of the entire rentable area of the eighth (8th) floor (the “Original Demised Premises”) in the building (the “Building”) known as 320 Park Avenue, New York, New York; and

WHEREAS, Tenant desires to hire and take additional space, consisting of a portion of the ninth (9th) floor of the Building (the “9th Floor”), consisting of 8,042 rentable square feet, as more particularly described on the floor plan annexed hereto as Exhibit “A” and made a part hereof (the “Expansion Premises”), and Landlord is agreeable thereto on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant hereby agree as follows:

1.Effective Date; Commencement Date.

(a)This Amendment shall be in full force and effect from and after December 1, 2018 (the “Effective Date”).  On the Effective Date, the Lease shall be deemed to be amended so that the Expansion Premises shall be added to and become part of the premises demised under the Lease (with the Original Demised Premises and the Expansion Premises being thereafter collectively referred to as the “Demised Premises”).

(b)For the period commencing on the Effective Date and ending on the Commencement Date (the “License Period”), Tenant hereby grants Landlord, and Landlord’s agents, employees and contractors, a license to utilize and access the Expansion Premises for the purpose of performing the work as described on Exhibit “B” attached hereto and made a part hereof (such work, “Landlord’s Work”), it being understood and agreed that during the License Period, (i) Tenant shall have no right to access or utilize the Expansion Premises for any purposes other than for Tenant’s Early Access Activities (as hereinafter defined), and (ii) provided that Tenant shall have complied with the provisions of the immediately preceding clause (i), Tenant shall not incur any liability in connection with, nor shall Tenant be responsible for any Fixed Rent or Recurring Additional Rent, or any maintenance, repair, insurance or indemnity obligations or requirements, set forth in the Lease with respect to the Expansion Premises except if and to the extent incurred or required in connection with Tenant’s Early Access Activities.

(c)Landlord agrees to perform (at Landlord’s cost and expense) and substantially complete Landlord’s Work on or before February 1, 2019 (the “Target Completion Date”), subject to any extension of the Target Completion Date on a day-for-day basis as a result of a Force Majeure Event and/or Tenant’s Delay (as hereinafter defined) (it being agreed that the date that (i) Landlord’s Work has been substantially completed (as determined by Landlord in Landlord’s reasonable discretion), and (ii) the Expansion Premises is in vacant and broom-clean condition, shall be hereinafter referred to as the “Commencement Date”). Landlord shall deliver notice to Tenant (which notice may be by e-mail to nones@pzena.com, with a copy to legal@pzena.com) of the anticipated Commencement Date at least ten (10) days prior to such anticipated Commencement Date.  Subject to Landlord’s obligation to satisfy the conditions set forth in clauses (i) and (ii) of this Section 1(c) on or before the Commencement Date, Tenant agrees to accept the Expansion Premises on the Effective Date in its “as is” condition.  As used herein, the terms “substantially complete” and “substantially completed” shall mean, with respect to any Landlord’s Work, that such work shall have been completed substantially in accordance with the applicable provisions of the Lease (including having obtained all governmental permits required in order to perform such Landlord’s Work, as well as compliance with all other Legal Requirements applicable thereto, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant’s use of the Expansion Premises for the ordinary conduct of Tenant’s business (collectively, “punch list items”), it being agreed that Landlord shall nevertheless use commercially reasonable efforts to complete the punch list items within thirty (30) days following the Commencement Date.

(d)Landlord shall not be obligated to perform any work whatsoever to prepare the Expansion Premises for Tenant’s occupancy except for Landlord’s Work.  All materials, work, labor, fixtures and installations required for completion of the Expansion Premises, and the operation of Tenant’s business thereat, other than Landlord’s Work, shall (subject to the provisions of Article 5 of the Original Lease) be furnished and performed by Tenant, at Tenant’s own cost and expense. Landlord shall not be obligated to perform any work whatsoever under this Amendment in connection with the Original Demised Premises.  Any all provisions of the Original Lease concerning the performance by Landlord of any work in connection with the preparation of the Original Demised Premises for Tenant’s occupancy thereof and any related monetary contribution, rent abatement or rent credit shall be deemed deleted therefrom with respect to the Expansion Premises.

(e)Notwithstanding anything to the contrary contained herein, during the License Period, Tenant shall be permitted to access the Expansion Premises to perform certain activities in the nature of inspections, taking measurements, making plans and installing its telecommunications cabling (collectively, “Tenant’s Early Access Activities”) provided that:  (i) Tenant shall not use or occupy the Expansion Premises or any portion thereof except if and to the extent that, in Landlord’s sole but reasonable judgement, it is safe for Tenant to do so; (ii) Tenant shall not enter the Expansion Premises for the purposes of Tenant’s Early Access Activities if the performance or use or occupancy thereof would result in any Tenant’s Delay (as hereinafter defined); (iii) Landlord and Tenant shall reasonably cooperate with each other to perform Landlord’s Work and Tenant’s Early Access Activities, respectively, in a manner so as to minimize interference with each other; it being agreed, however, that Landlord’s Work shall be deemed to have priority over Tenant’s Early Access Activities; and (iv) Tenant’s installation of telecommunications cabling must be performed subject to, and in compliance with, all applicable Legal Requirements and the provisions of Article 5 and the other applicable provisions of the Lease (including, without limitation, Tenant’s maintenance, repair, insurance and indemnity obligations and requirements set forth in the Lease). If, notwithstanding the foregoing, Tenant’s performance of any part of Tenant’s Early Access Activities does in any way result in Tenant’s Delay, then, upon Tenant’s receipt of notice from Landlord as to the same, Tenant shall immediately stop any such work or other activity that causes such Tenant’s Delay.  For the purposes hereof, “Tenant’s Delay” shall be deemed to have occurred if any work or other activity being performed as part of Tenant’s Early Access Activities, or any other work, use or occupancy of the Expansion Premises by Tenant or any Person Within Tenant’s Control (which other work, use or occupancy would, for the avoidance of doubt, be in violation of the provisions of clause (i) of Section 1(b) above), actually delays the performance or completion of any part of Landlord’s Work.

(f)If Landlord shall be unable to deliver possession of the Expansion Premises on any particular or estimated date by reason of the fact that the Expansion Premises is not ready for occupancy, or for any other reason, then Landlord shall not be subjected to any liability for the failure to give possession on said date.  Tenant agrees that Landlord shall have no liability whatsoever to Tenant in the event that the Commencement Date shall not have occurred on the Target Completion Date or on any other particular date, and no such failure shall affect the validity of the Lease or the obligations of Tenant hereunder or be deemed to extend the Lease Term applicable to the Expansion Premises and/or the Original Demised Premises, but neither the rent reserved and covenanted to be paid hereunder (with respect only to the Expansion Premises) nor the Expansion Rent Concession Period shall commence until the Expansion Rent Commencement Date (as hereinafter defined) and the Commencement Date, respectively, shall each have each occurred.  Without limiting the generality of the foregoing, Tenant expressly waives the provisions of Section 223-a of the Real Property Law, and agrees that the provisions of this Section 2 are intended to constitute an express “provision to the contrary” within the meaning of said Section 223-a.

(g)Promptly following the Expansion Rent Commencement Date, Landlord and Tenant shall execute and deliver a supplementary agreement (in the form annexed hereto as Exhibit “C”, and pertaining to the matters set forth therein) setting forth the Commencement Date and the Expansion Rent Commencement Date, but the failure to so execute or deliver said supplementary agreement shall not in any way reduce Tenant's obligations or Landlord’s rights under the Lease.

2.Fixed Rent and Concession Period.

(a)Tenant covenants and agrees that, during the entire Expansion Lease Term (as hereinafter defined), Tenant shall pay to Landlord the Fixed Rent at the annual rate set forth in Section 2(b) hereof, in equal monthly installments, in advance, on the first day of each calendar month during the Expansion Lease Term, at the office of Landlord (or, upon no less than thirty (30) days’ written notice to Tenant, such other place as Landlord may designate, without any abatement, reduction, setoff, counterclaim, defense or deduction whatsoever; it being agreed, however, that if Tenant shall not then be in default of any of Tenant’s obligations under the Lease beyond any applicable notice and cure periods, Landlord hereby excuses

Tenant’s obligation to pay any Fixed Rent and Recurring Additional Rent for the period (the “Expansion Rent Concession Period”) beginning on the Effective Date and ending on the day immediately preceding the Expansion Rent Commencement Date.  As used herein, herein the “Expansion Rent Commencement Date” shall mean the later to occur of (i) the date that is ninety (90) days after the Commencement Date, and (ii) May 1, 2019. In the event that the Expansion Rent Commencement Date shall commence on a date which shall be other than the first day of a calendar month, Fixed Rent for the Expansion Premises shall be prorated at the rental rate applicable during the first year of the Expansion Lease Term, and shall be paid by Tenant to Landlord together with the first full monthly installment of Fixed Rent applicable to the Expansion Premises as shall become due hereunder.

(b)“Fixed Rent” for the Expansion Premises shall be deemed to be as follows:

(i)Commencing on the Expansion Rent Commencement Date and continuing through the date immediately preceding the fourth (4th) anniversary of the Expansion Rent Commencement Date, Five Hundred Ninety Five Thousand One Hundred Eight and 00/100 ($595,108.00) Dollars per annum, to be paid by Tenant in equal monthly installments of $49,592.33, and

(ii)Commencing on the fourth (4th) anniversary of the Expansion Rent Commencement Date and continuing through and including the Expiration Date, Six Hundred Twenty Seven Thousand Two Hundred Seventy-Six and 00/100 ($627,276.00) Dollars per annum, to be paid by Tenant in equal monthly installments of $52,273.00.

3.Lease Modifications. Effective as of the Effective Date (but subject to the provisions of Section 2(a) above):

(a)Definitions. Article 1 of the Original Lease shall be deemed modified as follows (it being agreed that Article 1 shall remain unmodified with respect to the Original Demised Premises):

(i)“Base Operating Year” for the Expansion Premises only, shall mean the calendar year 2019.

(ii)“Base Tax Amount” for the Expansion Premises only, shall mean the amount of Taxes with respect to calendar year 2019.  The Base Tax amount shall be determined by averaging the Taxes with respect to (i) the fiscal year commencing July 1, 2018, and ending June 30, 2019, and (ii) the fiscal year commencing July 1, 2019, and ending June 30, 2020.  By way of example only, if the Taxes for the 2018/2019 fiscal year were $100,0000, and the Taxes for the 2019/2020 fiscal year were $120,000, the Base Tax Amount would be equal to $110,000.

(iii)“Designated Brokers” shall, for the Expansion Premises only, mean, collectively, Jones Lang LaSalle Brokerage, Inc. and Savills Studley.

(iv) “Expansion Lease Term” shall mean the period of years (and/or portions thereof) that the Lease shall be in effect commencing on the Effective Date and ending on the Expiration Date (i.e., December 31, 2025), unless sooner terminated as provided in the Lease or by law.  For purposes of clarity and the avoidance of doubt, following the Effective Date, the Expansion Lease Term shall be co-terminus with the Lease Term.

(v)“Expansion Security Deposit Amount” shall, for the Expansion Premises only, mean, subject to Section 5 below,  Two Hundred Ninety Seven Thousand Five Hundred Fifty-Four and 00/100 (297,554.00) Dollars.

(vi) “Rentable Square Feet” for the Expansion Premises shall be deemed to be 8,042 square feet.

(vii)“Tenant’s Operating Share” shall, for the Expansion Premises only, mean 1.09%, for so long as Landlord shall own the entire Building.  If a portion or portions of the Building (but not the entire Building) shall be sold, transferred or conveyed, then Tenant’s Operating Share for the Expansion Premises shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Rentable Square Feet, and the denominator of which shall be the aggregate rentable square feet of office space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by a reputable, independent architect engaged by Landlord.

(viii)“Tenant’s Tax Share” shall, for the Expansion Premises only, mean 1.05%, for so long as Landlord shall own the entire Building.  If a portion or portions of the Building (but not the entire Building) shall be sold, transferred or conveyed, then Tenant’s Tax Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Rentable Square Feet, and the denominator of which shall be the aggregate rentable square feet of office space and retail space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by a reputable, independent architect engaged by Landlord.

(b)Modifications. From and after the Effective Date (but subject to the provisions of Section 2(a) above):

(i)With respect only to the Expansion Premises, the “Base Electric Charge” set forth in Subsection 20.03B of the Original Lease shall mean the amount of $30,429.44 per annum.

(ii)All references in the Lease, (A) to the “Lease”, shall refer to the Original Lease, as amended by this Amendment, (B) “Demised Premises” shall be deemed to refer collectively to the Original Demised Premises and the Expansion Premises, (C) to “Term” or “Lease Term” shall be deemed to refer to a coterminous term for the Original Demised Premises and the Expansion Premises, expiring on the Expiration Date, and (C) to the “Expiration Date” shall be deemed to refer collectively to the Expiration Date for the Original Demised Premises and the Expansion Premises (subject to extension by renewal pursuant to and in accordance with the terms and conditions set forth in Article 34 of the Original Lease, it being agreed that (x) Expiration Date with respect to the Expansion Premises shall at all times be coterminous with the Expiration Date of the Original Demised Premises, and (y) the renewal options set forth in Article 34 of the Original Lease must be exercised with respect to both the Original Demised Premises and the Expansion Premises).

(iii)All references in the Lease to the “Security Deposit Amount” shall be deemed to refer to (i) with respect to the Original Demised Premises, the “Security Deposit Amount” and (ii) with respect to the Expansion Premises, the “Expansion Security Deposit Amount”.

(iv)All references to the “Exempt Sublease” in the Lease (including in Subsection 10.03C thereof) shall be applicable only to the Original Demised Premises and shall be deemed inapplicable and deleted with respect to the Expansion Premises.

(v)The following is added to the Lease as Section 20.11:

“With respect to the electricity provided solely to the 9th Floor Common Equipment (as hereinafter defined), from and after the Expansion Rent Commencement Date, Tenant shall pay, on a pro rata basis with other occupants of the 9th Floor, Tenant’s pro rata share (“Tenant’s Pro Rata Share”) of all electricity necessary or used in connection the 9th Floor Common Equipment (the “9th Floor Common Equipment Electric Cost”), as measured by one or more submeters measuring the same, at Landlord’s Electricity Cost with respect thereto plus five (5%) percent thereof (which five (5%) charge represents a reimbursement to Landlord for administrative services in connection with supplying, measuring and billing the 9th Floor Common Equipment Electric Cost and for transmission and transformer losses).  Tenant’s Pro Rata Share shall be a percentage, computed on the basis of a fraction, the numerator of which shall be the rentable square footage of the Expansion Premises (i.e., 8,042 rentable square feet as of the date hereof) and the denominator of which shall be 36,996), subject to the provisions of the immediately following sentence.  Landlord and Tenant acknowledge and agree that Tenant’s Pro Rata Share as of the Effective Date is 21.74% percent; it being agreed, however, that Tenant’s Pro Rata Share shall be 100% during any period of time that no other portion of the 9th Floor has been constructed for occupancy by another tenant or occupant.  Landlord may at any time render bills for Tenant’s Pro Rata Share of the 9th Floor Common Equipment Electric Cost in accordance with the foregoing provisions, and Tenant shall pay all amounts shown on said bills to Landlord, as additional rent, within twenty (20) days following the date that such bills shall have been rendered.  For purposes hereof, the term “9th Floor Common Equipment” shall mean, collectively, (a) the receptacles and lighting fixtures servicing the common bathroom located on the 9th Floor, (b) the common corridor located on the 9th Floor, and (c) the elevator lobby located on the 9th Floor.”

(vi)With respect to an assignment of the Lease, for purposes of calculating any Profit with respect to the Expansion Premises only, Subsection 10.07(A)(i) shall be deleted in its entirety and replaced as follows:

“(i)in the case of an assignment, fifty (50%) percent of the amount by which (x) all amounts and other consideration due or payable to Tenant and/or Tenant’s designee for or by reason of such assignment (including all amounts due or payable for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property with respect to the Expansion Premises only), exceed the sum of the amount of the following reasonable and customary out-of-pocket expenses incurred by Tenant with respect to the Expansion Premises only, but only if and to the extent actually incurred and paid by Tenant to unrelated third parties in connection with such assignment:  (a) brokerage commissions, (b) advertising expenses, and (c) the cost of Alterations made by Tenant to prepare the Expansion Premises for occupancy by the assignee, or the amount of a “contribution” made to the assignee by Tenant in lieu thereof, (d) attorneys' fees and disbursements, and (e) any other concessions or amounts that Tenant makes or pays to or on behalf of said assignee (including the payment by Tenant of any portion of Fixed Rent or Recurring Additional Rent with respect to the Expansion Premises only for any period following the effective date of said assignment), but only if such payments are being made by reason of the assignment of the Lease, and not by reason of any other aspect of the transaction between Tenant and said assignee.”

(vii)With respect to any sublet of the Demised Premises that includes all or any portion of the Expansion Premises, for purposes of calculating any Profit with respect to the Expansion Premises only, Section 10.07(A)(ii) shall deleted in its entirety and replaced as follows:

“(ii)in the case of a sublease of all or a portion of the Expansion Premises only, fifty (50%) percent of the amount by which (x) the sum of (1) all rents, additional rents and other consideration due or payable under the sublease to Tenant by the subtenant for such portion of the Expansion Premises, and (2) all other amounts and consideration due or payable to Tenant or Tenant’s designee for or by reason of such subletting of such portion of the Expansion Premises (including all amounts due or payable for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property allocated thereto), exceed (y) the sum of (1) that part of the Fixed Rent and additional rent hereunder allocable to the subleased space and accruing for the corresponding period during the term of the sublease, and (2) the amount of the following reasonable and customary out-of-pocket expenses (allocated on a straight-line basis over the term of the sublease), but only if and to the extent actually incurred and paid by Tenant to unrelated third parties in connection with such sublease of such portion of the Expansion Premises:  (a) brokerage commissions, (b) advertising expenses, (c) the cost of Alterations made by Tenant to prepare the subleased premises for occupancy by the subtenant, or the amount of a “contribution” made to the subtenant by Tenant in lieu thereof, (d) attorneys' fees and disbursements, and (e) any other concessions or amounts that Tenant makes or pays to or on behalf of said subtenant (other than any rent abatement or credit, or similar right to occupy the subleased premises on a complete or partial rent-free basis, granted to said subtenant), but only if such payments are being made by reason of the sublease of the relevant portion of the Expansion Premises, and not by reason of any other aspect of the transaction between Tenant and said subtenant.”

4.Security Deposit Amount.  Upon execution of this Amendment, Tenant shall deliver the Expansion Security Deposit Amount to Landlord.  Article 33 of the Original Lease shall govern with respect to any use, application or retainage by Landlord, or any return thereof to Tenant, of such Expansion Security Deposit Amount. In satisfaction of Tenant’s obligation to deliver the Expansion Security Amount, Landlord shall accept a new Letter of Credit, or an amendment of the existing Letter of Credit previously deposited by Tenant with Landlord, in each case in the amount of the Expansion Security Deposit Amount. Subject to the provisions of Subsection 33.03C of the Original Lease in all respects, if no Event of Default shall have occurred at any time during the Lease Term, and provided that Tenant shall not then be in default with respect to any of the terms, provisions, covenants, agreements and conditions of the Lease, Tenant shall be permitted, in accordance with the provisions of Subsection 33.03C of the Original Lease, to reduce the amount of the Expansion Security Deposit Amount on the second (2nd) anniversary of the Expansion Rent Commencement Date to $198,369.33, it being agreed, however, that at no time during the Expansion Lease Term shall the Letter of Credit furnished to Landlord with respect to the Expansion Security Deposit be reduced to an amount less than $198,369.33.

5.Signage.  The initially named Tenant under the Lease (i.e., Pzena Investment Management, LLC) shall be permitted to install identification signage on the entry door to the Expansion Premises, and directional signage in the 9th Floor elevator lobby, in each case subject to Landlord’s approval as to the precise location, dimensions and motif thereof, such approval not to be unreasonably withheld.  Any additional signage requested by Tenant shall be governed by the provisions of Subsection 10.15 of the Original Lease.

6.Brokers. Tenant represents and warrants to Landlord that Tenant has not employed, dealt or negotiated with any broker in connection with this Amendment, and Tenant shall indemnify, protect, defend and hold Landlord harmless from and against any and all liability, damage, cost and expense (including reasonable attorneys’ fees and disbursements) arising out of any claim for a fee or commission by any broker or other party in connection with this Amendment and the leasing by Tenant of the Expansion Premises.  The provisions of this Section 6 shall not apply to the Designated Broker. Landlord agrees to pay the Designated Broker’s commission in accordance with separate agreements between Landlord and the Designated Broker.  Landlord represents to Tenant that Landlord has not employed, dealt or negotiated with any broker (other than the Designated Broker) in connection with this Amendment; it being understood and agreed that mailings by Landlord to brokers with respect to Landlord’s desire to lease the Expansion Premises shall not be deemed a breach of the foregoing representation. For the avoidance of doubt, the provisions of Section 21.01 of the Original Lease shall be deemed to apply only to the Original Lease and for the Original Demised Premises (as opposed to this Amendment for the Expansion Premises).

7.Miscellaneous.

(a)Except as expressly modified herein, Landlord and Tenant affirm that the Lease is in full force and effect.  Tenant represents to Landlord that, to Tenant’s knowledge, Tenant has not sent to Landlord any notice of default with respect to Landlord’s obligations under the Lease, which default has not been cured.  Landlord represents to Tenant that, to Landlord’s knowledge, Landlord has not sent to Tenant any notice of default with respect to Tenant’s obligations under the Lease, which default has not been cured.  By entering into this Amendment, Landlord does not and shall not be deemed either (i) to waive or forgive any default, rent arrears or other condition with respect to the Lease or the use of the Demised

Premises, whether or not in existence or known to Landlord at the date hereof, or (ii) to consent to any matter as to which Landlord’s consent is required under the terms of the Lease, except such as may heretofore have been waived in writing, or consented to in writing, by Landlord.

(b)All capitalized terms and other terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Lease.  No subsequent alteration, amendment, change or addition to the Original Lease or to this Amendment shall be binding upon Landlord or Tenant unless in writing and signed by both Landlord and Tenant.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c)Except as may be expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and, except insofar as reference to the contrary is made in any such instrument, all references to the “Lease” in any future correspondence or notice shall be deemed to refer to the Lease as modified by this Amendment.

(d)This Amendment may be executed in counterparts, all of which together shall constitute the original, but this Amendment shall not be binding upon either party hereto unless and until such time as this Amendment or counterparts thereof shall have been executed by both parties and delivered to the other.

(e)To facilitate execution of this Amendment, the parties may exchange counterparts of the same by facsimile or electronic mail (e-mail) (which shall include, but not be limited to, electronic attachments in ‘pdf’ format containing counterparts of the signature page to this Amendment), which shall be effective as original signature pages for all purposes.  Following such execution of this Amendment, each party shall deliver to the others an actual signed original counterpart of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the date first above written.

MUTUTAL OF AMERICA LIFE INSURANCE COMPANY, Landlord

By:	/s/ William S. Conway

Name: William S. Conway
Title: Senior Executive Vice President and Chief Operating Officer

PZENA INVESTMENT MANAGEMENT, LLC, Tenant

By:	/s/ Richard S. Pzena
Name: Richard S. Pzena
Title: Managing Principal

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 8th day of November in the year 2018, before me, the undersigned, a notary public in and for said state, personally appeared William Conway, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia Keaney
Notary Public

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the _1st_ day of __November___ in the year 2018, before me, the undersigned, a notary public in and for said state, personally appeared __Richard S. Pzena____________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that s/he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Geoff Bauer
Notary Public

EXHIBIT “A”

The location and dimensions of walls, partitions, columns, stairs and openings are approximate and subject to revisions due to mechanical work, job conditions and requirements of governmental departments and authorities.  If the space as actually partitioned shall differ in any respect from this sketch, the actual area as partitioned shall in all events control.  No resulting deviation or discrepancy shall affect the rent or Tenant’s obligations under the Lease.

(See Attached.)

A-1

EXHIBIT “B”

LANDLORD’S WORK

Landlord shall alter the existing pre-built office layout currently in existence on the date of this Amendment (the “Existing Pre-Built”) to construct additional offices in accordance with the plan set forth below (the “Approved Plan”), utilizing such materials, equipment, finishes, fixtures and specifications as Landlord elected to use as a part of its construction of the Existing Pre-Built, or comparable materials, equipment, finishes, fixtures and/or specifications reasonably determined by Landlord to be of an equal or better standard and quality than those used in the construction of the Existing Pre-Built.  Furniture and office equipment shown on the Approved Plan is for illustrative purposes only.

(See Attached.)

B-1

EXHIBIT “C”

COMMENCEMENT DATE AGREEMENT

AGREEMENT made this          day of _______________, 201  , between Mutual of America Life Insurance Company, hereinafter referred to as “Landlord”, and Pzena Investment Management, LLC, hereinafter referred to as “Tenant”.

WITNESSETH:

1.

Landlord and Tenant have heretofore entered into a written First Amendment of Lease dated as of _______________ , 2018 (hereinafter referred to as the “Lease Amendment”), for the leasing by Landlord to Tenant of a certain portion of the 9th Floor (the “Expansion Premises”) in the building known as 320 Park Avenue, New York, N.Y., all as more particularly described in the Lease Amendment.

2.

Pursuant to Section 1 of the Lease Amendment, Landlord and Tenant agree that the Effective Date of the term of said Lease Amendment for the Expansion Premises was December 1, 2018; the Commencement Date was _________________, 2019; the Expansion Rent Commencement Date is [was] [shall be] _____________, 2019; and that the term for the Expansion Premises shall expire on December 31, 2025, unless sooner terminated pursuant to the terms of the Lease.

3.	Capitalized terms not defined herein shall have the meaning ascribed thereto in the Lease Amendment.

4.

This Amendment may be executed in counterparts, all of which together shall constitute the original, but this Amendment shall not be binding upon either party hereto unless and until such time as this Amendment or counterparts thereof shall have been executed by both parties and delivered to the other.

5.

To facilitate execution of this Amendment, the parties may exchange counterparts of the same by facsimile or electronic mail (e-mail) (which shall include, but not be limited to, electronic attachments in ‘pdf’ format containing counterparts of the signature page to this Amendment), which shall be effective as original signature pages for all purposes.  Following such execution of this Amendment, each party shall deliver to the others an actual signed original counterpart of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Commencement Date Agreement as of the day and year first above written.

MUTUAL OF AMERICA LIFE INSURANCE COMPANY,
Landlord

By:
Name:
Title:

PZENA INVESTMENT MANAGEMENT, LLC,
Tenant

By:
Name:
Title:

Tenant’s Federal ID#:

STATE OF )

) ss.:

COUNTY OF )

On this        day of              , 201  , before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and by his/her signature on the instrument, the individuals, or the person on behalf of which the individual acted, executed the foregoing instrument.

__________________________

            Notary Public

STATE OF )

) ss.:

COUNTY OF )

On this        day of              , 201  , before me, the undersigned, personally appeared ___________________, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and by his/her signature on the instrument, the individuals, or the person on behalf of which the individual acted, executed the foregoing instrument.

__________________________

            Notary Public

C-4